                                                                   EXHIBIT 10.25

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE (herein called this "First Amendment"), made and entered into this 5th day of June, 1998, by and between 1277 LENOX PARK BOULEVARD, LLC, a Georgia limited liability company (herein called "Lessor"), having an office at c/o Lenox Park Associates, Suite 100, 1055 Lenox Park Boulevard, Atlanta, Georgia 30319, and HARBINGER CORPORATION, a Georgia corporation (herein called "Lessee") having an office at Suite 340, 1055 Lenox Park Boulevard, Atlanta, Georgia 30319;

                           W I TN E S S E T H: That,

         WHEREAS, by virtue of that certain Lease dated October 10, 1997 by and between Lessor and Lessee (herein called the "Lease"), Lessor leased to Lessee certain space in the Building (as defined in the Lease);

         WHEREAS, the Lease contained an option to expand the Premises (as defined in the Lease) to include the fourth (4th) floor of the Building;

         WHEREAS, Lessor and Lessee desire to further amend the Lease, among other things, to exercise the expansion option and include the fourth (4th) floor of the Building in the Premises, all as hereinafter provided;

         NOW, THEREFORE, for and in consideration of the premises, TEN DOLLARS, ($10.00) paid by Lessee to Lessor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

         1. Definitions. All capitalized terms shall have the meaning given to them in the Lease, unless otherwise defined in this First Amendment.

         2. Amendments. The Lease has been and hereby is amended as follows:

                  2.1 Option to Expand. Section 43.1 has been and is hereby amended to delete Section 43.1 in its entirety and place in lieu thereof the following new Section 43.1:

                             43.1 Lessee has the option to lease and expand the "Premises" under this Lease (the "Expansion Option") to include within its definition up to all of the fourth (4th) floor (as may be leased by Lessee, called the "Expansion Space"), and all of the terms and conditions of this Lease shall apply with full force and effect to the expanded Premises after such expansion except as provided for in this Section 43. To exercise the Expansion Option, Lessee shall deliver written notice to Lessor on or before the Commencement Date which notice shall specify the space to be a part of the expansion. After such exercise and no later than ninety (90) days after the Commencement Date, Lessee shall deliver to Lessor approved plans for the construction of improvements to the Expansion Space (the "Expansion Space Plans"), which Expansion Space Plans shall be of the same or better quality and detail as the Premises Plans. The Lessor's approval of the Expansion Plans shall not be unreasonably withheld, conditioned or delayed. The commencement date for the Expansion Space (the "Expansion Space Commencement Date") shall be the later of (i) the date that is six
           (6) months after the Commencement Date, or (ii) if Lessee has timely delivered the approved Expansion Space Plans, ten (10) days after substantial completion of the tenant improvements in the Expansion Space, with Lessee's obligation to pay Annual Base Rental, Base Rent, Annual Step Rental, Amounts Due, and Proportionate Share of Common Operating Expenses for such Expansion Space beginning on such Expansion Space Commencement Date, with Annual Base Rental, Base Rent, Annual Step Rental, Amounts Due, and Proportionate Share of Common Operating Expenses paid to Lessor at the rates provided for in the Lease. For the avoidance of doubt, if Lessee fails to deliver timely the approved Expansion Space Plans, the Expansion Space Commencement Date will occur no later than the date that is six (6) months after the Commencement Date, even if the Expansion Space is not ready for occupancy on that date. If Lessee elects to lease less than the entire fourth (4th) floor, then Lessor shall have the right to approve the location of the space that Lessee shall lease pursuant to this Section 43 on the fourth (4th) floor. Lessor's approval right shall not be unreasonably withheld, conditioned or delayed. Should Lessee request any changes to the approved Expansion Space Plans and such requested change increases the cost of construction or causes a delay the completion of the Expansion Space Construction, then Lessee shall be responsible to pay such increased costs and will be responsible for the rent as of the date that the Expansion Space Commencement Date would have occurred but for the delay, as the case may be, even if Lessee is not yet occupying the Expansion Space.

                  Lessor shall cause the Expansion Space Improvements (hereinafter defined) to be constructed and completed substantially in accordance with the approved Expansion Space Plans. Lessor shall cause the Expansion Space Improvements to be completed within the later of 90 days after delivery of Expansion Space Plans or six (6) months after the Commencement Date.

                  For purposes of this paragraph 43.1, the term "substantial completion" shall have the same definition as such term has in paragraph 10.1.

                  Upon the substantial completion of the Expansion Space Improvements, Lessor shall notify Lessee of such completion, and the parties hereto within three (3) days after such notice shall perform a walk-through inspection of the Expansion Space Improvements. During such inspection the parties shall prepare a punch-list of defective or incomplete items, if any, which items Lessor shall correct within thirty (30) days after the date of such inspection.

All references contained in Section 43.1 shall refer to the references as redefined by this First Amendment.

                  2.2 Exercise of Option to Expand. In accordance with the new Section 43.1 above, by its execution of this First Amendment Lessee has exercised and hereby exercises its Expansion Option for the entire fourth (4th) floor of the Building, being approximately 22,958 rentable square feet. Lessor and Lessee acknowledge and agree that upon the Expansion Space Commencement Date the fourth (4th) floor shall be included as a part of the "Premises", and the Expansion Space Improvements shall be included as a part of the "Premises Improvements."

                  2.3 Security. By their execution of this First Amendment Lessor and Lessee acknowledge that Lessee has substituted and/or replaced the Letter of Credit with a replacement letter of credit in the face amount of $3,473,000.00 in accordance with Section 43. The Lease has been and is hereby amended by deleting Exhibit "F" of the Lease in its entirety and by substituting in lieu thereof Exhibit "F" to this First Amendment.

                  2.4 General Contractor. The general contractor (the "General Contractor") for the build out of the Expansion Space in accordance with the Expansion Space Plans shall be selected in the following manner:

                           2.4.1    After such exercise and no later than sixty
                  (60) days after the Commencement Date, Lessee shall deliver to Lessor two (2) names of qualified general contractors and Lessor shall deliver to Lessee one (1) name of a qualified general contractor.

                           2.4.2 After Lessor's receipt of the Expansion Space Plans, as approved by Lessor, the Lessor shall solicit bids from each contractor, which bids shall set forth the price, terms, conditions and time schedule that such contractor would require if chosen to construct the Expansion Space in accordance with the Expansion Space Plans. Such bids must be received within fourteen (14) days after the date hereof to be considered.

                           2.4.3 Lessor and Lessee shall, within ten (10) business days after the receipt of such bids, mutually agree on a General Contractor. All other factors being equal, Lessor and Lessee will choose the contractor that submits the lowest bid. If a discrepancy between Lessor and Lessee remains in the selection of a contractor, then Lessee's selection of a contractor shall prevail.



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

                           2.4.4    Notwithstanding the foregoing of this
                  Section 2.4 to the extent that this Section 2.4 conflicts with any provision in the Lease for the selection of a General Contractor, then this Section 2.4 shall control.

         3. Ratification. Both Lessor and Lessee acknowledge and confirm that the Lease, as amended hereby, is in full force and effect. This Lease, as amended hereby, inures to the benefit of and is binding upon the parties hereto and their respective successors and assigns. This First Amendment shall be governed by and construed under the laws of the State of Georgia.

         4. Brokerage. Lessor and Lessee covenant, warrant and represent to each other that no broker except TPA Realty Services, Inc. (herein called "TPA"), which represents Lessor, and Davidson Associates, Inc. (herein called "Broker"), which represents Lessee, was instrumental in consummating this First Amendment and that Lessor and Lessee have had no conversations or negotiations with any brokers except for TPA and Broker concerning Lessee's leasing of the Expansion Space. Lessor and Lessee agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses, and liabilities, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than TPA and Broker. Lessee shall be solely responsible for paying all commissions and other compensation due Broker in connection with this Lease and Lessor shall be solely responsible for paying all commissions and other compensation due TPA in connection with this First Amendment.

         5. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution and delivery of this First Amendment, the parties may execute and exchange counterparts of the signature pages by telefax. The signature of any party to any counterpart may be appended to any other counterpart.



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

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                     LESSOR:

                                     1277 LENOX PARK BOULEVARD, LLC, a
                                     Georgia limited liability company

                                     BY:  Techpole, Inc., a Georgia corporation,
                                          its manager



                                     By:  /s/ Richard R. O'Brien
                                          --------------------------------------
                                          Richard R. O'Brien
                                          President

                                                       [SEAL]



                                     LESSEE:

                                     HARBINGER CORPORATION, a Georgia
                                     corporation


                                     By:  /s/ James Davis
                                          --------------------------------------
                                          Name:
                                          Title:

                                                       [CORPORATE SEAL]

                                   EXHIBIT "F"

                           (LETTER OF CREDIT SCHEDULE)

         INITIAL BALANCE:                            $3,473,000.00
         ---------------


         REDUCTION DATE:                             BALANCE:
         --------------                              -------

         August 1, 1998                              $2,944,460.00

         November 1, 1998                            $2,415,920.00

         February 1, 1999                            $1,749,632.00

         May 1, 1999                                 $1,083,344.00

         August 1, 1999                              $  442,521.00